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                                                                    EXHIBIT 10.3

                        AMENDMENT TO AMENDED AND RESTATED
                            1996 STOCK INCENTIVE PLAN

                                 MARCH 24, 2000

                  Clauses (a) and (b) of Section 1.2.2 of the Amended and Restated 1996 Stock Incentive Plan are hereby amended in their entirety to read as follows:

                  (a) to determine from among those persons eligible, the particular Eligible Persons who will receive Awards; provided that with respect to the grant of an option to an individual who is not an officer or director, the determination of an Eligible Employee and the number of shares to be covered by an option may be determined by the Chairman of the Board; and provided further, that (i) the maximum number of shares that may be granted under stock options by the Chairman of the Board in each fiscal year shall be limited to an aggregate amount determined by the Compensation Committee, (ii) options granted by the Chairman of the Board may only be granted pursuant to the standard and appropriate grant agreements of the Company, (iii) no grant shall be issued below Fair Market Value, and (iv) no grant shall be made retroactively.

                  (b) to grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards; provided that with respect to the grant of an option by the Chairman of the Board as permitted by Section 1.2.2(a), all of the actions described in this paragraph may be exercised by the Chairman of the Board, so long as such officer is serving as a director of the Corporation, If such grants are made by the Chairman of the Board, he shall place a memorandum in the records of the Compensation Committee setting forth the names of the person being granted options, the number of options, and the date of grant. All such grants shall be communicated in writing to the Compensation Committee on a monthly basis.